Exhibit 10.4
FIRST AMENDMENT
TO THE REIMBURSEMENT AGREEMENT
This First Amendment to the Reimbursement Agreement (this “Amendment”) dated as of August 7, 2008, is among PUBLIC SERVICE COMPANY OF NEW MEXICO (the “Borrower”), the lenders party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT
WHEREAS, the Borrower, the Administrative Agent and the financial institutions party from time to time thereto, as lenders (together with their successors and permitted assigns, the “Lenders”), have entered into that certain Reimbursement Agreement dated as of May 8, 2008 (as amended, restated, modified or supplemented from time to time, the “Reimbursement Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the definition of “Consolidated EBITDA” in Section 1.1 of the Reimbursement Agreement to address non-cash losses and non-cash gains as set forth herein, and the Administrative Agent and the Lenders party hereto are willing to amend such definition as set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:
Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Reimbursement Agreement.
Section 2. Amendment to Reimbursement Agreement. The Reimbursement Agreement is hereby amended as follows:
(a) The definition of “Consolidated EBITDA” in Section 1.1 of the Reimbursement Agreement is hereby amended as follows:
“ “Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any fiscal period, the sum of (a) operating income from continuing operations and from discontinued operations (but expressly excluding any extraordinary gains and extraordinary losses), (b) depreciation and amortization expense, (c) net unrealized losses under any derivatives (to the extent such amounts are included in operating income), (d) impairments of utility plant (to the extent such amounts are included in operating income), (e) impairments of regulatory assets and regulatory disallowances (to the extent such amounts are included in operating income) and (f) other charges, losses or writedowns that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income), less (g) net unrealized gains under any derivatives and other gains that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income), in each case, determined in accordance with GAAP and consistent with the preparation and presentation of the Borrower’s financial statements delivered pursuant to Section 4.1(d). For illustrative purposes, Schedule 1.1(b) sets forth a calculation of Consolidated EBITDA for the period ended March 31, 2008, in accordance with the foregoing.”

(b) The Reimbursement Agreement is hereby amended by (i) deleting the existing Schedule 1.1(b) to the Reimbursement Agreement and inserting in its place the text contained in Attachment 1 attached to this Amendment as the new Schedule 1.1(b) to the Reimbursement Agreement and (ii) making the corresponding changes to Section B to Schedule 1 to Exhibit 7.1(c).
Section 3. Ratification. The Borrower hereby ratifies and confirms all of the Borrower Obligations under the Reimbursement Agreement and the other Credit Documents.
Section 4. Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied:
(a) The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, the Administrative Agent and from Lenders representing not less than the Required Lenders; and
(b) The Administrative Agent shall be reasonably satisfied that the requisite parties to that certain Delayed Draw Term Loan Agreement dated as of May 5, 2008, among Borrower, as borrower, Merrill Lynch Capital Corporation, as administrative agent, and the other lenders party thereto (the “Merrill Lynch Loan Agreement”), shall have amended, otherwise modified or consented to the incorporation by reference of changes to the Merrill Lynch Loan Agreement to address non-cash charges, losses or gains, including, without limitation, those caused by a writedown of the Borrower’s goodwill, in a manner substantially similar to this Amendment, as determined by the Administrative Agent in its sole discretion; and
(c) The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Reimbursement Agreement and each other Credit Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Reimbursement Agreement and in the other Credit Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except to the extent they expressly and exclusively relate to an earlier date; and (iv) no Default or Event of Default exists under the Reimbursement Agreement or any of the other Credit Documents.

Section 5. Governing Law. THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).
Section 6. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Credit Document to “this Agreement”, “this Note”, “this Letter of Credit”, “hereunder”, “hereof” or words of like import, referring to such Credit Document, and each reference in each other Credit Document to “the Reimbursement Agreement”, “the Notes”, “the Letters of Credit”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement, the Notes, the Letters of Credit or any of them, shall mean and be a reference to such Credit Document, the Reimbursement Agreement, the Notes, the Letters of Credit or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7. Final Agreement. THE REIMBURSEMENT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER:

PUBLIC SERVICE COMPANY OF NEW MEXICO,
a New Mexico corporation

By:	/s/ Terry Horn

Name:	Terry Horn
Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and a Lender

By:	/s/ Marcus Tarkington

Name:	Marcus Tarkington
Title:	Director

and

By:	/s/ Yvonne Tilden

Name:	Yvonne Tilden
Title:	Director

ROYAL BANK OF CANADA
as a Lender

By:	/s/ Jay T. Sartain

Name:	Jay T. Sartain
Title:	Authorized Signatory

S - 1

Attachment 1
B.	Interest Coverage:
1.	Consolidated EBITDA of the Borrower

(a) operating income from continuing operations and from discontinued operations (but expressly excluding any extraordinary gains and extraordinary losses)	$

(c) depreciation and amortization expense	$

(c) net unrealized losses under any derivatives (to the extent such amounts are included in operating income)	$

(d) impairments of utility plant (to the extent such amounts are included in operating income)	$

(e) impairments of regulatory assets and regulatory disallowances (to the extent such amounts are included in operating income)	$

(f) other charges, losses or writedowns that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income)	$

Sum (a) through (f)	$

(g) net unrealized gains under any derivatives and other gains that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income)	$

Consolidated EBITDA (Sum of (a) through (f) minus (g)):	$
2.	Consolidated Interest Expense of the Borrower

(a) total interest charges included in the calculation of income from continuing operations	$

(b) total interest charges included in the calculation of income from discontinued operations, in each case, including all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest), the deferred purchase price of assets, and the portion of rent expense under capitalized leases that is treated as interest.
$

Sum of (a) and (b)	$

3.	Interest Coverage Ratio (Line B1 ÷ B2)	X.XX to 1.0
	Minimum Permitted:	X.XX to 1.0